CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-280829 on Form S-6 of our report dated August 19, 2024, relating to the financial statement of FT 11652, comprising Innovative Financial and Technology Portfolio, Series 13, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

August 19, 2024